Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:    David S. Brooks, UNOVA, 818-992-2872

Cincinnati Machine and Lamb Technicon to Merge Operations

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  New company will offer comprehensive productivity solutions and services for automotive, aerospace and manufacturing customers

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  Charges to be incurred for reduction in force, relocations and product and facilities consolidation.

        CINCINNATI and WARREN, Mich., October 1, 2002—The Cincinnati Machine and Lamb Technicon divisions of UNOVA, Inc. (NYSE:UNA) today announced plans to combine their business operations to provide more comprehensive products and services to their manufacturing customers in automotive, aerospace and general machining markets.

        The new division will be headquartered in the Detroit area. The merger will largely be complete by the fourth quarter of 2003.

        "By merging our engineering, production and service talent within a single organization we will reduce costs, streamline decision making and maximize efficiency," said Michael E. Keane, Senior Vice President and Chief Financial Officer, UNOVA, Inc. "This new company will be well positioned to give customers the very best solutions to their manufacturing needs."

        The Company anticipates it will incur significant charges primarily against its fourth quarter 2002 operating results related to work force reductions, relocations, rationalization of facilities and the transfer of product lines. Under the new consolidated structure, global employment within UNOVA's Industrial Automation Systems group is expected to be reduced by at least 15 percent by the end of 2003. The amount and timing of the related charges will be known as specific plans are further developed.

        "This new company structure lets us pursue new opportunities that were unavailable to separate organizations," said Jim Herrman, Senior Vice President and Group Executive, UNOVA Industrial Automation Systems. "Cincinnati's aerospace customers have a strong interest in adopting Lamb's best practices for automotive systems design. Lamb's customers want Cincinnati's expertise in flexible automation cells and high-speed machining. This plan accelerates the delivery of these benefits to customers while making our entire company more competitive."

        "In addition to operating efficiencies, there are strong incremental growth opportunities from introducing new service concepts to Lamb's installed base of automotive OEM and Tier customers," said Dan Janka, president, Cincinnati Machine US. "For example, Cincinnati PlusSM has the industry's most innovative and comprehensive service portfolio, providing customers with valuable assistance and providing our new organization with a powerful source of market differentiation."

        As part of the combination, the Company will merge design responsibility and transfer production of Cincinnati's horizontal machining centers and cellular systems to facilities in the Detroit area. Production of Cincinnati's vertical machining centers and turning centers will remain in the United Kingdom.

        Cincinnati Plus value-added services, as well as production of Cincinnati's advanced composites and machining equipment serving aerospace customers, will remain in the Cincinnati, Ohio area, eventually relocating to more modern and cost-efficient facilities. Lamb Technicon will consolidate its metal cutting and body assembly systems operations to facilities in the Detroit area. Excess facilities will be sold or subleased.

        Lamb Technicon's operations in Mildenhall, England and Cincinnati Machine's activities in Birmingham, England will be integrated into a unified management structure. Cincinnati UK products will continue to be sold through the existing global distribution channel. Lamb's operation in Remscheid, Germany (Honsberg Lamb), will reduce its existing capacity.

(Forward-looking Statement)

        Certain forward-looking statements in this release (as defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934) relate to matters that are not historical facts. They include, but are not limited to, words such as "will,""anticipates," "grow," and "expects," as well as statements about the Company's ability to reduce costs, its anticipated operating efficiencies, its ability to streamline organizational decision making, sell or sublease excess facilities, customer's acceptance of new products and services, and the Company's ability to realize its intentions with respect to the future performance of the newly integrated business operations, including its ability to match operating costs to weak market conditions. Such forward-looking statements involve and are dependent upon certain risks and uncertainties. These include, but are not limited to, the following which are beyond the Company's control: the presence of competitors with greater financial and other resources, technological changes and developments, renewed capital spending among automotive, aerospace and general metalworking companies and their suppliers, and other risks and uncertainties described more fully in the Company's filings with the Securities and Exchange Commission.

About Cincinnati Machine:

        Cincinnati Machine is a leading global manufacturer and supplier of composite processing equipment, profilers, routers and five-axis CNC machining centers, horizontal and vertical machining centers and turning centers, serving manufacturing customersin aerospace, heavy equipment and industrial components. Additionally, Cincinnati Plus provides the manufacturing industry's most comprehensive package of service and support.

About Lamb Technicon:

        Lamb Technicon is the leading North American designer and integrator of high-volume and flexible machining systems and body assembly systems for the automotive and truck industries.

About UNOVA:

        UNOVA (NYSE:UNA) specializes in the design and integration of manufacturing systems, primarily for the global automotive industry. The company is also a leading supplier of automated data collection and mobile computing systems for industrial, distribution and government markets.